UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 North Central Avenue
Phoenix, AZ	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2019, the Board of Directors of Freeport-McMoRan Inc. (the Company), following the recommendation of its Compensation Committee, approved the Freeport-McMoRan Inc. Annual Incentive Plan (the AIP). The AIP, which is based on and replaces the Company’s Annual Incentive Plan for fiscal years 2014 through 2018, reflects the repeal of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The AIP, which will be administered by the Compensation Committee, is effective for fiscal years beginning January 1, 2019, and will remain in effect until terminated by the Compensation Committee or the Board of Directors. The purpose of the AIP is to provide the framework for annual cash incentive award opportunities for the Company’s senior executives. Under the AIP, the Compensation Committee will establish the performance goals applicable for the plan year and designate each participant’s target award within the first 90 days of the plan year. The AIP provides that no participant may receive an annual award exceeding $5 million for a given year.

All of our executive officers are participants in the AIP for 2019. The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the AIP, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk
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Kathleen L. Quirk
Executive Vice President and Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: February 11, 2019